                                  EXHIBIT 23.1

                            CONSENT OF ERNST & YOUNG
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-8 No. 33-41204) pertaining to the 1990 Employee Stock Purchase Plan of Poe & Brown, Inc. of our reports dated January 28, 1995, with respect to the consolidated financial statements and schedule of Poe & Brown, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP
                                           ---------------------
                                           ERNST & YOUNG LLP



Tampa, Florida
October 20, 1995